Exhibit 10.3

PERFORMANCE UNIT AWARD AGREEMENT

SWIFT TRANSPORTATION COMPANY

2007 OMNIBUS INCENTIVE PLAN

Swift Transportation Company (“Company”) hereby grants to                     (“Grantee”), a Participant in the Swift Transportation Company 2007 Omnibus Incentive Plan (“Plan”), a Performance Unit Award (“Award”) representing shares of the Company’s Class A common stock (“Stock”). The grant is made effective as of February 22, 2013 (“Grant Date”).

A. The Board of Directors of the Company has adopted the Plan as an incentive to attract and retain employees, officers and executives of the Company whose services are considered unusually valuable by providing an opportunity for them to have a proprietary interest in the success of the Company.

B. The Compensation Committee of the Board has approved the granting of the Award to the Grantee pursuant to the Plan to provide an incentive to the Grantee to focus on the long-term growth of the Company.

C. To the extent not specifically defined in this Performance Unit Award Agreement (“Agreement”), all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

The Company and the Grantee agree as follows:

1. Grant of Award. Grantee is hereby granted a Performance Unit Award for             shares, representing the right to receive the same number of shares of Stock, subject to the terms and conditions in this Agreement. This Award is granted pursuant to the Plan and its terms are incorporated by reference.

2. Vesting of Award. The Award will vest in accordance with the following schedule:

Percentage of Shares Subject to the Award Vested	Event of Vesting
100%	Company meets it performance objectives related to return on net assets and leverage ratio for a three year fiscal period beginning with the 2013 calendar year and ending on December 31, 2015

Notwithstanding the above, if a Change In Control (as defined below), occurs after the second anniversary of the Grant Date and if the performance objectives were attained in each of the two-year fiscal operating periods prior to the Change In Control event, the Award shall become fully vested and 100% of the shares of Stock shall be awarded as set forth in the above schedule. Unless otherwise set forth in an employment agreement or any other written agreement between you and the Company or any Subsidiary, the term “Change In Control” means the occurrence of any of the following:

(a) A change in control of the Company of a nature that would be required to be reported (i) in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act (or any successor provisions or reports thereunder), (ii) in response to Item 5.01 of Form 8-K as in effect on the Grant Date, as promulgated under the Exchange Act (or any successor provisions or reports thereunder), or (iii) in any other filing by the Company with the Securities and Exchange Commission.

(b) A transaction or series of transactions after the Grant Date in which any “person” within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act, other than a Permitted Holder (as defined below) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: (i) any acquisition by any person or entity if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the Acquiror (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; (ii) any acquisition directly from the Company; (iii) any acquisition of voting securities by the Company, including any acquisition that, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such person to more than the percentage set forth above; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (v) any acquisition by any person pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 2(c); or (vi) any transaction, acquisition, or other event that the Board (as constituted immediately prior to such person becoming such a beneficial owner) determines, in its sole discretion, does not constitute a Change In Control in such a situation.

(c) Consummation by the Company of a Business Combination (as defined below) unless, following such Business Combination, (i) more than seventy-five percent (75%) of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or managers of the entity resulting from such Business Combination (including without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by voting securities into which such previously outstanding voting securities of the Company were converted pursuant to such Business Combination) and such ownership of voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s voting securities, (ii) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then-outstanding voting securities of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or managers of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For purposes of this Section 2(c), “Business Combination” means a reorganization, merger or consolidation of the Company with another person or sale or other disposition of all or substantially all of the assets of the Company to any person other than to a Subsidiary or a Permitted Holder or the acquisition of assets of another corporation.

(d) Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

Notwithstanding the foregoing, however, if this Award is intended to comply with Section 409A of the Code, the term “Change In Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as defined under Treasury Regulation Section 1.409A-3(i)(5), as such definition may be modified by subsequent Treasury Regulations or other guidance.

For purposes of this Section 2, The term Permitted Holder means (i) Jerry Moyes, Vickie Moyes and their respective estates, executors and conservators, (ii) any trust (including the trustee thereof) established for the benefit of Jerry Moyes, Vickie Moyes or any children (including adopted children) thereof, (iii) any such children upon transfer from Jerry Moyes or Vickie Moyes, or upon distribution from any such trust or from the estates of Jerry Moyes or Vickie Moyes, and (iv) any corporation, limited liability company or partnership the sole stockholders, members or partners of which are Permitted Holders.

3. Termination of Employment. If the Grantee terminates employment with the Company before the Award has vested as set forth above, all or any portion of the Award not then vested will be canceled and forfeited as of the date of termination of employment.

4. Time and Form of Payment. Subject to the provisions of the Agreement and the Plan, as soon as practicable after all or a portion of the Award is vested (but in no event later than March 15 of the year following the calendar year in which the Award vests), the Committee will deliver to the Grantee the same number of whole shares of Stock determined pursuant to Section 1.

5. Nontransferability. The Shares granted by this Agreement shall not be transferable by the Grantee or any other person claiming through the Grantee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided under Section 16.1 of the Plan.

6. Adjustments. The number of Shares shall be adjusted in the event of certain events all as determined under Section 6.2 of the Plan.

7. Delivery of Shares. No shares of Stock shall be delivered under this Agreement until (i) the Shares vest in accordance with the schedule set forth in 2 above, and (ii) approval of any governmental authority required in connection with the Agreement, or the issuance of Stock, has been received by the Company (as set forth in Section 16.2 of the Plan).

8. Voting Rights. The Grantee will have no voting rights until the Company issues shares of Stock to the Grantee.

9. Copy of Plan. By the execution of this Agreement, the Grantee acknowledges receipt of a copy of the Plan.

10. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee under this Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

11. Continuation of Employment. This Agreement shall not be construed to confer upon the Grantee any right to continue employment with the Company and shall not limit the right of the Company, in its sole discretion, to terminate the employment of the Grantee at any time.

12. Tax Withholding. Pursuant to Section 14.2 of the Plan, subject to the Committee’s approval, the Grantee may elect to satisfy any federal, state, local, or foreign employment or income taxes due upon the vesting of shares of the Shares by any of the alternatives set forth in Section 14.2 of the Plan.

13. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Delaware.

14. Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Grantee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Grantee has signed this Agreement as of the date first written above.

SWIFT TRANSPORTATION COMPANY

By:

Grantee

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